EXHIBIT 5.0


                        TASHLIK, KREUTZER & GOLDWYN P.C
                               833 Northern Blvd.
                              Great Neck, NY 11021



                                            December 28, 1995



Del Electronics Corp.
One Commerce Park
Valhalla, NY 10595

Gentlemen:

         This opinion and the consent to use our name are furnished in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") by Del Electronics Corp., a New York corporation (the "Company"), for registration under the Act of 265,225 shares of common stock, par value $.10 per share (the "Common Stock"), which may be issued upon the exercise of options granted or to be granted under the Company's Amended and Restated Stock Option Plan (the "Plan") and 11,721 shares which are issued and 10,000 shares which are reserved for issuance under the Company's 401(k) Plan (the "401(k) Plan").

         We have acted as counsel to the Company and have participated in the preparation and filing of the aforementioned Registration Statement. As such counsel, we have examined the Certificate of Incorporation and By-Laws of the Company, the Plan, the 401(k) Plan, the proceedings taken by the Company with respect to the filing of such Registration Statement and such other documents as we have deemed necessary and appropriate.

         Based upon the foregoing, we are of the opinion that:

         1. The Company has been duly incorporated and is validly existing under the laws of the State of New York.

         2. The 275,225 shares of Common Stock covered by the Registration Statement have been duly authorized and, when issued and sold in accordance with the Plan and the 401(k) Plan, will be duly and validly issued, fully paid and

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Del Electronics Corp.
December 28, 1995
Page 2



non-assessable. The 11,721 shares of Common Stock covered by the 401(k) Plan have been duly authorized and are validly issued, fully paid and non-assessable.

         Members of this firm own, directly or indirectly, shares of Common Stock and options to purchase shares of Common Stock.

         We hereby consent to the use of this opinion as an Exhibit to the aforementioned Registration Statement and to the use of our name under the caption "Legal Opinion" in the Registration Statement.

                                            Very truly yours,

                                            TASHLIK, KREUTZER & GOLDWYN P.C.





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